Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2018 (June 11, 2018 as to the effects of the reverse stock split as described in Note 18) relating to the financial statements of Aptinyx Inc., appearing in Amendment No. 1 to Registration Statement No. 333-225150 of Aptinyx Inc. on Form S-1.

/s/ Deloitte & Touche LLP

Chicago, Illinois

June 21, 2018